EX 10.23

Service Agreement Amendment

This agreement between Boxmore International Plc and Mark Ennis dated 23 January 2001 (the "Amendment") amends the Service Agreement between Boxmore International Plc and Mark Ennis dated 8 March 2000 (the "Agreement"). Unless otherwise defined herein, capitalized terms in this Amendment shall have the same meaning as in the Agreement. The Agreement is hereby amended as follows:

(1) The time period for the Director to terminate the Agreement by written notice under clause 19(a)(1) of the Agreement is extended from "the date 12 months from the date of commencement of [the] Agreement" to "May 1, 2001"; and

(2) The "two years' gross renumeration" referred to in clause 19(b) of the Agreement shall read "three years' gross renumeration."

All other terms of the Agreement shall remain as written and shall apply to this Amendment as appropriate.

IN WITNESS whereof this Amendment has been signed by or on behalf of the parties hereto the day and year first herein written.

/s/ John Gillespie

Signed by John Gillespie

/s/ Thomas H. Johnson

Signed by Thomas H. Johnson

On behalf of the Company

In the presence of:

/s/ Kerry Stafford

Kerry Stafford

/s/ Mark Ennis

Signed by Mark Ennis

In the presence of:

/s/ Kerry Stafford

Kerry Stafford